SEC Form 3, Form 4 and Form 5 - Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial  Statement of
Beneficial Ownership of Securities," "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being a Director of MassMutual Corporate Investors and MassMutual Participation
Investors (each a "Trust"), hereby appointand designate
Jean Bradley and John Mulkern,and each of them singly, my true and lawful attorneys in fact, with full power to sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trust said SEC Forms 4 and/or 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.


Signature and Date:  S/Robert Joyal  November 15, 2004
Name:                Robert Joyal
Title:               Director of MassMutual Corporate Investors and
                     MassMutual Participation Investors